                                                                   Exhibit 10.23
                                                                   -------------


                                   AGREEMENT


    Agreement entered into as of November 30, 1997 by and among Physicians Quality Care, Inc., a Delaware corporation ("PQC"), Flagship Health, P.A., a Maryland professional association ("Flagship I"), Flagship Health II, P.A. ("Flagship II" and collectively with Flagship I, "Flagship"), and the physicians listed on the signature page of this Agreement who are former stockholders and optionholders (the "Stockholders") of Clinical Associates, a Maryland professional association.

    This Agreement provides for certain understandings between the Stockholders, PQC and Flagship in connection with the Amended and Restated Services Agreement between PQC and Flagship and the Employment Agreements between each Stockholder and Flagship.

    Now, therefore, in consideration of the representations, warranties and covenants herein contained, the parties agree as follows. Capitalized terms used in this Agreement and not defined in this Agreement shall have the meaning assigned to them in the Services Agreement.

    1.  Addition of Founding Medical Group Physicians to Additional Pod
        ---------------------------------------------------------------
Compensation Model.  The Services Agreement provides for a different
------------------
compensation methodology for the Founding Pods and the Additional Pods. As a part of their long-term business goals, PQC and Flagship may determine that it is in their best interest to merge the compensation arrangements of the Founding Pods into the compensation arrangements for the Additional Pods. While PQC and Flagship shall have no obligation to do so, PQC and Flagship shall have the right to amend the Services Agreement, including Appendices B-1 and B-2 thereto, to merge the compensation arrangements of the Founding Pods into the compensation arrangements for the Additional Pods; provided that such merger and its material terms are approved by PQC and two-thirds of the Stockholders who continue to be Medical Group Physicians at such time. In the event that the compensation arrangements for the Founding Pods and the Additional Pods are merged, PQC shall provide a guarantee (which shall be in a form acceptable to two-thirds of the Stockholders, acting reasonably) to the Stockholders that for a two year period (commencing on the date of the merger of the compensation arrangements for at least ten physicians in one or more Founding Pods into the compensation arrangements for the Additional Pods) that the compensation of each Stockholders who continues to be a Medical Group Physician will not be less than the Physician Draw for such Stockholders as in effect at the time of such merger; provided that the guarantee shall provide for reduction of the guaranteed Physician Draw for the Stockholders to reflect declines, if any, in productivity and billing. At the end of the two-year period covered by the guarantee, the Services Agreement shall be amended, if requested by two-thirds of the members of the Management Committee, to establish a separate Medical Group Account and Compensation Pool with respect to Pod R.

    2.  Option to Amend Purchase Price.  Within six months after the Effective
        ------------------------------
Date, the Stockholders, by the approval of two-thirds of the Stockholders, shall have the right to elect to receive up to an additional 2,000,000 shares of Class

A Common Stock of PQC (the "Common Stock") as additional consideration for the merger of Clinical Associates into Flagship. As a condition to receipt of such additional shares, the Stockholders must agree to amend, effective upon delivery of such Common Stock, the Services Agreement and their Employment Agreements so that an additional $760,000 (or such proportionately reduced amount if less than 2,000,000 shares of Common Stock are elected) with respect to each fiscal year is payable to PQC from the amount that would otherwise be allocated pursuant to Appendix B-2 of the Services Agreement to the Additional Pod Medical Group Account.

    3.  Right to Additional Compensation in the Event of a Shortfall.  With
        --------------------------------------------------------------
respect to each fiscal year during the Shortfall Period (as defined below), the amount that would have been allocated to PQC pursuant to Appendix B-2 of the Services Agreement shall be reduced by the Adjustment Amount and the amount that is allocated to the Additional Pod Medical Group Account shall be increased by the Adjustment Amount; provided, however, that if with respect to any fiscal year there is no Shortfall (as defined below) or PQC completes a public offering of its Common Stock at a price to the public of $9.00 or more per share, this
Section 3 shall be of no further effect and no further adjustment shall be made pursuant to this Section 3 during any subsequent fiscal year. "Shortfall Period" shall mean every fiscal year commencing after December 31, 1997 to and including the earlier of (i) the first fiscal year in which there is no Shortfall or (ii) the fiscal year immediately preceding the date of the closing of a public offering of Common Stock with a price to the public of $9.00 or more. "Shortfall" shall mean the difference, if a positive amount, between $3 million and the aggregate increase in Net Adjusted Billings over Baseline Net Adjusted Billings by the specialist physicians in any Additional Pod; provided, however, that there shall not be deemed to be a Shortfall in the event that there is less than $3 million increase in Net Adjusted Billings because the specialist physicians in the Additional Pods do not have the capacity to accept (unless the Additional Pods are attempting in good faith to add physicians with the applicable speciality and do add such additional capacity within six months of notification from PQC), or were otherwise unwilling to accept (provided that PQC shall give the Management Committee one month to cure any such unwillingness to accept new patients if such refusals to accept new patients are isolated occurrences and are not recurring), such referrals. "Adjustment Amount" with respect to any fiscal year shall be equal to (i) 45% of the Shortfall for such fiscal year less the Laboratory Allocation. The Laboratory Allocation with respect to each fiscal year shall be equal to the Net Margin from Laboratory Services allocated to Pod R under the Services Agreement. The amount of any Shortfall, Laboratory Allocation and Adjustment Amount shall be calculated as soon as practicable after the end of each fiscal year. Any reallocation on the basis of an Adjustment Amount shall be made on or prior to the date that the Additional Pod Medical Group Account is to be distributed to the physicians in the Additional Pods under the Services Agreement.

    4.  Option to Sell Shares to PQC.  In the event that on the fourth
        ----------------------------
anniversary of the Effective Date PQC has not completed an underwritten initial public offering, each Stockholder shall have the right to require PQC to repurchase the Common Stock issued to such Stockholder pursuant to the Merger Agreement at a purchase price of $3.00 per share (subject to adjustment for stock splits and combination). PQC shall have the right to pay the purchase price in the form of a five (5) year non-interest bearing note. The principal payable with respect to each such note issued to a Stockholder shall be reduced each year that the note is outstanding by the amount, if any, that such Stockholder=s compensation from Flagship during such year exceeds the Stockholders' Physician Draw for such year. The election to have PQC repurchase the Common Stock must be made within 45 days of the fourth anniversary of the Effective Date.

    5.  Board Representation.  PQC agrees that it will use its best efforts to
        --------------------
cause two physicians nominated by the Stockholders to be elected to PQC's Board of Directors. In addition, the Stockholders shall be entitled until such time as PQC completes an initial public offering to appoint a representative who will have the right to notice of and to be present at regularly scheduled meetings of the PQC Board.

    6.  Management Services for Pod R.  PQC and Flagship agree that neither PQC
        -----------------------------
nor Flagship shall materially change the billing methodology used on the Effective Date with respect to Pod R or replace any senior level supervisory personnel used on the Effective Date by Pod R in billing and collections without the approval of a majority of the Members of the Management Committee. PQC and Flagship also agree not to replace the Flagship Chief Operating Officer or the Medical Director without the approval of a majority of the members of the Pod R Management Committee.

    7.  Operating Policies.  PQC and Flagship intend that the operating policies
        -------------------
set forth on Annex A to this Agreement will be adopted by the Joint Policy Board as soon as practicable after the Effective Date. PQC agrees that the PQC Representatives to the Joint Policy Board will vote in favor of the adoption of such policies.

    8.  Publicity Budget.  PQC and Flagship agree that the Flagship publicity
        --------------
budget for the first twelve months after the Effective Date shall be at least $1,000,000, $250,000 of which shall be a Practice Expense of Pod R.

    9.  Pod R Management Committee.  The Stockholders agree that Pod R shall
        --------------------------
establish a Management Committee that shall primarily be responsible for overseeing the relationship between PQC, Flagship and the Medical Group Physicians assigned to Pod R and for taking the actions expressly contemplated by this Agreement. The membership and rules governing the Management Committee will be determined from time to time by the Medical Group Physicians assigned to Pod R. PQC and Flagship agree to work with Pod R in establishing the Management Committee.

    10.  Certain Changes in Control.  PQC agrees that neither PQC nor Flagship
         -------------------------
will (i) merge or consolidate with or into, (ii) joint venture with, (iii) sell or lease all or substantially all of their assets to, (iv) grant governance participation to, (v) become managed by, or (vi) sell a controlling interest in the stock of Flagship or PQC to, a Baltimore Health Care Entity without the approval of a majority of the members of the Management Committee. A Baltimore

Health Care Entity means any hospital, medical group or other organization that principally conducts its business in and derives its revenues from the delivery of healthcare services in Maryland, but shall not include any physician group that enters into an affiliation transaction with PQC.

    11.  No Third Party Beneficiaries.  This Agreement shall not confer any
         ----------------------------
rights or remedies upon any person other than PQC, Flagship and the Stockholders and their respective successors and permitted assigns.

    12.  Entire Agreement.  This Agreement (including the documents referred to
         ----------------
herein) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, with respect to the subject matter hereof.

    13.  Counterparts.  This Agreement may be executed in two (2) or more
         ------------
counterparts, each of which shall be deemed an original but all of which together shall constitute one (1) and the same instrument.

    14.   Headings.  The section headings contained in this Agreement are
          --------
inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

    15.  Notices.  All notices, requests, demands, claims, and other
         -------
communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly delivered two (2) business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one (1) business day after it is sent via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

If to the Stockholders:
-----------------------

To the last known home address of each Stockholder as maintained in the records of Flagship with a copy to:

          Epstein, Becker & Green, P.C.
          1227 25th Street, N.W.
          Washington, DC 20037-1156
          Attention:  Mark Lutes, Esq.

If to PQC or Flagship:
----------------------

          Physicians Quality Care, Inc.
          950 Winter Street
          Suite 2410
          Waltham, MA  02154
          Attention:  Jerilyn Asher

With a copy to:

          David C. Phelan, Esq.
          Hale and Dorr
          60 State Street
          Boston, MA  02109

Any party may give any notice, request, demand, claim, or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

    16.  Governing Law.  This Agreement shall be governed by and construed in
         -------------
accordance with the internal laws (and not the law of conflicts) of the State of Maryland.

    17.  Amendments and Waivers.  No amendment of any provision of this
         ----------------------
Agreement shall be valid unless the same shall be in writing and signed by PQC, Flagship and two-thirds of the Stockholders. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

    18.  Severability.  If any term, provision, covenant or restriction of this
         ------------
Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

    19.  Expenses.  Except as otherwise expressly provided herein, each party to
         --------
this Agreement shall pay its own costs and expenses in connection with the transactions contemplated hereby.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                              PHYSICIANS QUALITY CARE, INC.


                              /s/ Samantha J. Trotman
                              ------------------------------------------
                              By: Samantha J. Trotman
                              Title:  Chief Financial Officer and
                                      Vice President



                              FLAGSHIP HEALTH, P.A.


                              /s/ Dana Frank, M.D.
                              -----------------------------------------
                              By:  Dana Frank, M.D.
                              Title:  President



                              FLAGSHIP HEALTH II, P.A.


                              /s/ Dana Frank, M.D.
                              -----------------------------------------
                              By:  Dana Frank, M.D.
                              Title:  President

                                    CLINICAL ASSOCIATES STOCKHOLDERS:


                                    /s/ Mohammed Ahmed
                                    -----------------------------------


                                    /s/ Samuel Akman
                                    --------------------------------------


                                    /s/ Mahmood Alikhan
                                    -------------------


                                    /s/ Robert S. Baxt
                                    ------------------

                                    /s/ George Bedon
                                    ----------------

                                    /s/ Paul Z. Bodnar
                                    ------------------

                                    /s/ William Bouchelle
                                    ---------------------


                                    /s/ James M. Corkum
                                    -------------------


                                    /s/ Albert F. DeLoskey
                                    ----------------------


                                    /s/ James F. Dunlay
                                    -------------------


                                    /s/ Paul J. Edgar
                                    -----------------


                                    /s/ Clara E. Escuder
                                    --------------------


                                    /s/ Carl S. Friedman
                                    --------------------

                                    /s/ Miquel A. Frontera
                                    ----------------------


                                    /s/ John Gambrill
                                    -----------------


                                    /s/ Carlton Greene
                                    ------------------


                                    /s/ Gregory Hall
                                    ----------------


                                    /s/ Michael Jacobs
                                    ------------------


                                    /s/ Kenneth P. Judd
                                    -------------------


                                    /s/ Virginia Kranz
                                    ------------------

                                    /s/ Michael Lifson
                                    ------------------


                                    /s/ Richard H. Mack
                                    -------------------


                                    /s/ Richard Maffezzoli
                                    ----------------------


                                    /s/ Gary A. Manko
                                    -----------------


                                    /s/ Steven Miller
                                    -----------------


                                    /s/ Judah A. Minkove
                                    --------------------


                                    /s/ Keiffer J. Mitchell
                                    -----------------------

                                    /s/ Charlotte E. Modly
                                    ----------------------


                                    /s/ Rose Mary Mulaikal
                                    ----------------------


                                    /s/ Bindu Noor
                                    --------------


                                    /s/ Bonnie Orzech-Nixon
                                    -----------------------


                                    /s/ James Paskert
                                    -----------------


                                    /s/ Radha Pathak
                                    ----------------


                                    /s/ Robert Peques
                                    -----------------


                                    /s/ Toby Ritterhoff
                                    -------------------


                                    /s/ Bruce Rosenberg
                                    -------------------


                                    /s/ Duncan Salmon
                                    -----------------


                                    /s/ David Saltzberg
                                    -------------------


                                    /s/ Lise K. Satterfield
                                    -----------------------


                                    /s/ Richard T. Scholz
                                    ---------------------


                                    /s/ Sidney Seidman
                                    ------------------

                                    /s/ Linda Sevier
                                    ----------------


                                    /s/ David S. Shear
                                    ------------------


                                    /s/ Ronald Sher
                                    ---------------


                                    /s/ Alan M. Shorofsky
                                    ---------------------


                                    /s/ Stephen M. Siegel
                                    ---------------------


                                    /s/ Stuart B. Silver
                                    --------------------


                                    /s/ Edward Souweine
                                    -------------------


                                    /s/ Jonathan E. Surell
                                    ----------------------


                                    /s/ Anthony Vazzano
                                    -------------------


                                    /s/ Barry Vogelstein
                                    --------------------


                                    /s/ Richard Weisman
                                    -------------------


                                    /s/ Julie Winston
                                    -----------------


                                    /s/ Wayland Wong
                                    ----------------


                                    /s/ Robert E. Zadek
                                    -------------------

                                    CLINICAL ASSOCIATES
                                    OPTIONHOLDERS:


                                    /s/ William Bartholomay
                                    -----------------------


                                    /s/ Sarah Bodnar
                                    ----------------


                                    /s/ Marla Caplan
                                    ----------------

                                    ANNEX A
                                    -------


                             Operational Policies.


    The approval of the Joint Policy Board or the Management Committee of Pod R will be required prior to PQC authorizing expenditures in excess of budgeted amounts.